Exhibit 99.1
CONNETICS RECEIVES NOTICE FROM NASDAQ DUE TO LATE FILING OF FORM 10-Q
Company to Request Hearing with Nasdaq Listing Panel
PALO ALTO, Calif. (May 19, 2006) – Connetics Corporation (Nasdaq: CNCT), a specialty pharmaceutical company that develops and commercializes dermatology products, today announced that due to the delay in filing its Form 10-Q for the period ended March 31, 2006, the Company has received a letter from the The Nasdaq Stock Market indicating that the Company’s common stock is subject to delisting pursuant to Nasdaq Marketplace Rule 4310(c)(14). Nasdaq Marketplace Rule 4310(c)(14) requires the Company to make all filings with the Securities and Exchange Commission on a timely basis, as required by the Securities Exchange Act of 1934, as amended.
Connetics will request a hearing before the Nasdaq Listing Qualifications Panel, thereby automatically deferring the delisting of its common stock pending the Panel’s review and determination. Until the Panel issues a determination and the expiration of any exception granted by the Panel, Connetics’ common stock will continue to be traded on The Nasdaq National Market. However, as a result of the delayed filing of its Form 10-Q, the trading symbol for the Company’s common stock will be changed from CNCT to CNCTE.
As announced on May 3, 2006, Connetics has delayed filing its Quarterly Report on Form 10-Q until completion of a restatement of financial statements for the year ended December 31, 2005, and potentially additional periods, which will affect the financial statements to be included in its Quarterly Report on Form 10-Q. As previously announced, Connetics has determined that its rebate reserves as of the end of 2005 were understated, and that the rebate rates and method used to calculate its rebate liability did not fully capture the impact of the relevant factors in its historical provision. Connetics intends to file its Form 10-Q for the fiscal quarter ended March 31, 2006 as soon as practicable following completion of the internal review, external audit process and restatement of financial statements.
About Connetics
Connetics Corporation is a specialty pharmaceutical company focused on the development and commercialization of innovative therapeutics for the dermatology market. Connetics has branded its proprietary foam drug delivery vehicle VersaFoam®. The Company’s marketed products are OLUX® (clobetasol propionate) Foam, 0.05%; Luxiq® (betamethasone valerate) Foam, 0.12%; Soriatane® (acitretin) capsules; and Evoclin® (clindamycin) Foam, 1%. Connetics is developing Desilux™ (desonide) VersaFoam-EF, 0.05%, a low-potency topical steroid formulated to treat atopic dermatitis; Primolux™ (clobetasol propionate) VersaFoam-EF, 0.05%, a super high-potency topical steroid formulation to treat atopic dermatitis and plaque psoriasis; Extina® (ketoconazole) VersaFoam-HF, 2%, to treat seborrheic dermatitis; and Velac® (a combination of 1% clindamycin and 0.025% tretinoin) Gel, to treat acne. Connetics’ product formulations are designed to improve the management of dermatological diseases and provide significant product differentiation. In Connetics’ marketed products, these formulations have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance. For more information about Connetics and its products, please visit www.connetics.com.

Forward Looking Statements
Except for historical information, this press release includes “forward-looking statements” within the meaning of the Securities Litigation Reform Act. In particular, there can be no assurances as to when Connetics will be able to complete its restatement and file restated financial statements with the Securities and Exchange Commission, as well as its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, or the potential effects of any delays in such filings. Statements included in this press release about Connetics’ restatement and Securities and Exchange Commission filings and the Nasdaq hearing process are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond Connetics’ control, and which could cause actual results or events to differ materially from those expressed in such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks and other factors that are discussed in documents filed by Connetics with the Securities and Exchange Commission from time to time, including Connetics’ Annual Report on Form 10-K for the year ended December 31, 2005. In addition, the restatement may require more time than anticipated to complete, and there can be no assurance that the restatement will be completed, and the Form 10-Q the quarter ended March 31, 2006 filed with the Securities and Exchange Commission, prior to a hearing before the Panel, or that the Panel will grant any request for an extension that would allow the subsequent continued listing of Connetics’ common stock on The Nasdaq Stock Market until it files its Form 10-Q. Forward-looking statements represent the judgment of the Company’s management as of the date of this release, and Connetics disclaims any intent or obligation to update any forward-looking statements.

Contacts:
Connetics Corporation	Lippert/Heilshorn & Associates
John Higgins, CFO	Don Markley or Bruce Voss
(650) 843-2800	(310) 691-7100
jhiggins@connetics.com	dmarkley@lhai.com
Press Release Code: CNCT-G